EXHIBIT 23.1




                                December 9, 1998



Restaurant Teams International, Inc.
1705 E. Whaley
Longview, Texas 75605

Gentlemen:

         We hereby consent to the incorporation by reference of our report dated March 3, 1998 covering the financial statements of Restaurant Teams International, Inc. (formerly Fresh 'n Lite, Inc.) as of December 31, 1997 and for the two years ended December 31, 1997 into the Form S-8 registration statement dated December 9, 1998, covering an aggregate of 325,000 shares of common stock pursuant to three Consulting Agreements.

                                            T.G. PROTHRO & COMPANY, PLLC


                                             /s/ T.G. Prothro & Company, PLLC
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